INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ugly Duckling Corporation:

We consent to the incorporation by reference in the registration statements of Ugly Duckling Corporation and Subsidiaries on Form S-3 (File No. 333-90041) filed as of November 1, 1999; Form S-3 (File No. 333-31531) filed as of July 18, 1997, as amended by pre-effective amendment No. 1 to Form S-3 filed as of July 30, 1997; Form S-3 (File No. 333-22237) filed as post-effective amendment No. 2 to Form S-3 as of July 18, 1997; Form S-8 (File No. 333-32313) for Ugly Duckling Corporation Long-Term Incentive Plan filed as of July 29, 1997; Form S-8 (File No. 333-08457) for Ugly Duckling Corporation Long-Term Incentive Plan filed as of July 19, 1996; Form S-8 (File No. 333-06615) for Ugly Duckling Corporation Director Incentive Plan filed as of June 21, 1996; and Form S-8 (File No. 333-72717) for Ugly Duckling Corporation 1998 Executive Incentive Plan filed as of February 22, 1999, of our report dated February 16, 2001, except as to the third and fourth paragraphs of Note (8) and the second paragraph of Note (18) to the Consolidated Financial Statements which are as of April 12, 2001, relating to the consolidated balance sheets of Ugly Duckling Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Ugly Duckling Corporation and Subsidiaries.

                                  /s/ KPMG LLP
                                  ----------------------------------

Phoenix, Arizona
April 17, 2001